UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 15, 2010
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 N 111th Street
Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
(402) 829-6800

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 15, 2010, Thomas D. Spears resigned as the President — Infrastructure Business of Lindsay Corporation (the “Company”) for personal reasons. There were no disagreements between Mr. Spears and the Company regarding any matter relating to the Company’s operations, policies or practices. Mr. Spears’ employment agreement will terminate as of that date. The Company has begun a search to find a replacement for this position.
Mr. Spears commented, “I appreciate the opportunity and experience I have had at Lindsay, but have decided to step away from the business world for a while to re-assess my personal priorities.” Richard W. Parod, President and CEO of the Company, stated, “The management team and Board of Directors are sorry to see Tom leave, but understand his personal decision and wish him the best of luck in his future endeavors.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2010	LINDSAY CORPORATION
	By:	/s/ David B. Downing
David B. Downing, Chief Financial Officer
and President — International Operations